OMB APPROVAL
OMB Number:	3235-0060
Expires:	March 31, 2006
Estimated average burden hours per response	28.0

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 25, 2008

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

(248) 631-5400
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Agreement.

On February 22, 2008, TSPC, Inc., as Transferor, TriMas Corporation, as Collection Agent, TriMas Company LLC, as Guarantor, and JPMorgan Chase Bank, N.A. as Administrative Agent, amended the Receivables Transfer Agreement (“Agreement”) dated as of June 6, 2002, as amended June 3, 2005, July 5, 2005 and December 31, 2007 (as amended, the “Amended Agreement”).  The Amended Agreement extends the Commitment Expiry Date (all capitalized terms are defined in the Amended Agreement) to February 20, 2009.  The Amended Agreement updates the Schedule of CP Conduit Purchasers, Committed Purchasers and Funding Agents, amends and restates in its entirety the Amended and Restated Fee Letter of July 1, 2005, and provides committed funding of up to $90 million.

The description set forth above is qualified by the amendment dated February 22, 2008 filed herewith as exhibit 99.1, and the Press Release is filed herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Amendment dated as of February 22, 2008 to the Amended Agreement dated as of June 6, 2002, as amended June 3, 2005, July 5, 2005 and December 31, 2007.
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	February 25, 2008	By: /s/ E. R. Autry
		Name:	E. R. Autry
		Title:	Chief Financial Officer